UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

Fortress Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35366	20-5157386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL 33154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 652-4500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2024, Eric Rowinsky, M.D., a director currently serving on the board of directors of Fortress Biotech, Inc. (the “Company”), informed the Company that he does not intend to stand for re-election at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) due to other professional commitments. Accordingly, Dr. Rowinsky’s service on the Company’s Board of Directors (the “Board”) will end as of the date of the Company’s 2024 Annual Meeting. Dr. Rowinsky has not provided this notification as a result of any disagreement with the Company on any matter, including relating to the Company’s operations, policies or practices, and indeed the Company intends to continue engaging Dr. Rowinsky as a consultant following the date of his Board departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald M.D.
Chairman, President and Chief Executive Officer

Date: January 26, 2024